UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2016

ALTRA INDUSTRIAL MOTION CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-33209	61-1478870
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Granite Street, Suite 201 Braintree, Massachusetts		2184
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (781) 917-0600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders
Altra Industrial Motion Corp. (“Altra”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on April 28, 2016. At the Annual Meeting, the stockholders:
(1)    elected all of the seven (7) nominees to serve as directors of Altra;

(2)	ratified the selection of Deloitte & Touche LLP as Altra’s independent registered accounting firm for the fiscal year 2016; and

(3)	approved an advisory vote to approve Altra’s 2015 named executive officer compensation.
The results for each matter voted on by the stockholders at the Annual Meeting were as follows:
Proposal 1. Election of Directors:

	Shares "For"	Shares "Withheld"	Broker non-votes
Edmund M. Carpenter	24,465,976	188,281	425,916
Carl R. Christenson	23,905,078	749,179	425,916
Lyle G. Ganske	24,459,831	194,426	425,916
Michael S. Lipscomb	24,428,363	225,894	425,916
Larry McPherson	23,438,617	1,215,640	425,916
Thomas W. Swidarski	24,466,479	187,778	425,916
James H. Woodward Jr.	23,917,500	736,757	425,916
Proposal 2. Ratification of Selection of Independent Registered Public Accounting Firm:

Shares “For”	24,674,225
Shares “Against”	7,508
Shares “Abstain”	398,440
Broker Non-Votes	N/A
Proposal 3. Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers (“Say on Pay”):

Shares “For”	23,343,514
Shares “Against”	1,302,973
Shares “Abstain”	7,770
Broker Non-Votes	425,916

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ALTRA INDUSTRIAL MOTION CORP.

/ s/ Glenn Deegan
Name: Glenn Deegan
Title: Vice President, Legal and Human Resources, General Counsel and Secretary
Date: May 2, 2016